Exhibit 10.2

FIRST AMENDED AND RESTATED ADMINISTRATION AGREEMENT BETWEEN
GREENBACKER RENEWABLE ENERGY COMPANY LLC,
GREENBACKER RENEWABLE ENERGY CORPORATION
AND
GREENBACKER ADMINISTRATION LLC

THIS FIRST AMENDED AND RESTATED ADVISORY AGREEMENT ("Agreement") is made as of November 15, 2020, by and between Greenbacker Renewable Energy Company LLC, a Delaware limited liability company ("GREC LLC"), Greenbacker Renewable Energy Corporation, a Maryland corporation (the "Operating Corp.") (collectively the “Company”), and Greenbacker Administration, LLC, a Delaware limited liability company (the "Administrator").

WHEREAS, GREC LLC is an externally managed energy company that acquires and manages income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses (collectively, the "Energy Assets") as well as finances the construction and/or operation of the Energy Assets;

WHEREAS, the Company desires to retain the Administrator to provide certain administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide such administrative services to the Company on the terms and conditions hereafter set forth.

NOW. THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Duties of the Administrator

(a) Appointment of Administrator. The Company hereby appoints the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services and personnel described below, subject to review by and the overall control of the board of directors of the Company (the "Board of Directors"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services as more fully described in Exhibit A necessary for the operation of the Company. Without limiting the generality of the foregoing. the Administrator shall provide the Company with clerical, bookkeeping and record keeping services and such other services as the Administrator, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other member servicing agents, accountants, tax accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers. banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable. The Administrator shall be responsible as set forth herein for the financial and other records that the Company is required to maintain and shall prepare reports to members. In addition, the Administrator will assist the Company in overseeing the preparation and filing of the Company's tax returns, and the printing and dissemination of reports to members of the Company, and generally overseeing the payment of the Company's expenses and the performance of administrative and professional services rendered to the Company by others.

2. Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and other records in accordance with its duties as set forth herein. The Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the Securities Exchange Act of 1934, as amended, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder in an amount based upon the Company's allocable portion (subject to review and approval of the Board of Directors) as more fully described in Exhibit A. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by the Company's advisor (the "Advisor"), pursuant to that certain Third Amended and Restated Advisory Agreement, dated as of September 1, 2020 by and between the Company and the Advisor. Costs and expenses to be borne by the Company include, but are not limited to: organization and offering expenses; expenses incurred by the Advisor payable to third parties, including agents, consultants or other advisors in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company's investments and performing due diligence on its prospective Energy Assets or otherwise relating to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Company's investments and expenses related to unsuccessful Energy Asset acquisition efforts; expenses related to offerings, sales and purchases of GREC LLC's shares of limited liability company interests and other securities; base management fees payable under the Advisory Agreement; administration fees, if any, payable under this Agreement; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments, including costs associated with meeting potential financial sponsors; transfer agent, dividend agent and custodial fees and expenses; federal and state registration fees; all costs of registration and listing GREC LLC's shares of limited liability company interests on any securities exchange; federal, state and local taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission and other regulators; costs of any reports, proxy statements or other notices to members, including printing costs; costs associated with individual or groups of members; the Company's allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company or the Administrator in connection with administering the Company's business, including payments under this Agreement based upon the Company's allocable portion (subject to review and approval of the Board of Directors) of the Administrator's overhead in performing its obligations under this Agreement. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

5. Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents. employees, controlling persons. members, and any other person or entity affiliated with the Administrator, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Advisor, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement .

6. Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive and the Administrator and each affiliate is free to render services to others, so long as its services to the Company hereunder are not impaired thereby and nothing in this Agreement shall limit or restrict the right of any director, officer, manager, employee, partner or member of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. It is understood that directors, officers, employees and members of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers. employees, partners, stockholders or otherwise, and that the Administrator and directors, officers. members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as members or otherwise. The Administrator assumes no responsibility under this Agreement other than to render the services set forth herein.

7. Duration and Termination of this Agreement

(a) This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Company for one year and thereafter shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by the vote of the Board of Directors.

(b) The Agreement may be terminated at any time, without the payment of any penalty. by the Company, or by the Administrator, upon 60 days' written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

(c) The Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration.

8. Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9. Governing Law; Dispute Resolution

This Agreement shall be construed in accordance with the laws of the State of New York.

10. Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GREENBACKER RENEWABLE ENERGY COMPANY LLC

By:
Name: Charles Wheeler
Title: Chief Executive Officer

GREENBACKER ADMINISTRATION LLC

By:
Name: Richard C. Butt
Title: Chief Financial Officer

GREENBACKER RENEWABLE ENERGY CORPORATION

By:
Name: Richard C. Butt
Title: Chief Financial Officer

EXHIBIT A

On a regular basis, and typically semi-monthly (the “Request Period”), the Company shall, upon a request made by the Administrator, reimburse the Administrator for the costs and expenses incurred by the Administrator during such Request Period in performing its obligations and providing personnel and facilities hereunder, in an amount based upon the Company's allocable portion, including, but not limited to the following:

●	Direct salary, payroll taxes, payroll processing costs and benefits (including health, dental, life, disability, continuing education costs for professional certifications, etc.), and placement / recruitment fees of all Administrator employees
●	Hardware and software costs related to Administrator employee computers and other office related technology
●	Rent, utilities, taxes, leasehold improvements and any other costs associated with any facilities where Administrator employees are located
●	Cost of furniture and fixtures, whether directly expensed or capitalized and depreciated over the life of the asset, located at facilities used by Administrator employees
●	Travel and expenses costs incurred by Administrator employees on Company related business
●	Initial and ongoing costs related to the usage and maintenance of any asset management software used to monitor Energy Assets
●	Initial and ongoing costs related to the usage and maintenance of any financial accounting, financial reporting and/or tax software used to maintain the books and records of Energy Assets, prepare financial statements of the Company and any of its’ portfolio companies, and any tax preparation software used to prepare Company and/or portfolio company tax returns

For the avoidance of doubt, the Administrator may decline to make a request for reimbursement for any portion of the expenses incurred by it in any Request Period, and thereby waive its entitlement to reimbursement for such expenses for such period; provided, however, that the Administrator’s failure to seek reimbursement for any expenses in any Request Period shall in no way constitute a waiver of its entitlement to reimbursement for any reimbursable expenses hereunder incurred by it in any future period.